                                                                    Exhibit 10.2

                     LEASE AGREEMENT BETWEEN MONUMENT ROAD
                     ASSOCIATES AND ATX TELECOMMUNICATIONS

     This lease agreement is effective as of this eighteenth day of January, 1994 (nineteen hundred and ninety four), by and between MONUMENT ROAD ASSOCIATES, LANDLORD, AND ATX TELECOMMUNICATIONS, TENANT, whereby the parties agree that landlord will lease to the tenant 40,587 square feet of office space in the building situated at 50 Monument Road, Bala Cynwyd, Lower Merion Township, Montgomery County, Pennsylvania, under the terms and conditions herein set forth.

     Lease Term:   This lease shall have an initial term of ten years beginning on February 1, 1994 and terminating on January 30, 2004. Tenant shall have the right to exercise one renewal option for a term of five (5) years. Tenant shall give the lessor at least eight (8) months advance written notice before the expiration of the existing lease or any renewal or extension thereof, if tenant chooses not to exercise the renewal option provided for in this lease. If tenant fails to provide landlord with such advance notice, then this lease shall continue for an additional period of five years under the renewal terms herein described. If not renewed, landlord may immediately begin showing and re-renting this space.

     Leased Premises:   Tenant is to lease and occupy for its sole use the
entire second floor, consisting of 20,250 square feet; the existing cafeteria space and adjacent rooms to rear exit door, comprising 3,231 square feet on the first floor; and 17,106 square feet on the third floor comprising the entire floor except the former Atlantic Financial Federal executive offices comprising seven rooms and a rear hallway, on the Northeast corner of the building. The total rentable area, including allocated common area space for the first floor entrance foyer, is 40,587 square feet. Tenant hereby accepts possession of the premises in their as is condition on the date hereof. Landlord makes no representation or warranty concerning the quality or condition of the premises or any of the fixtures, improvements, or equipment.

     Rental Rates:   The yearly rental for the 40,587 square feet of the space
above is:

         During the first year period, commencing on February 1, 1994, until January 30, 1995, the rent shall be $18.25 per square foot, which is $740,712.75 (40,587 x $18.25) per year. However, the rent on the first and third floors shall not begin until March 1, 1994.

         The rental for the following nine years from February 1, 1995 to January 30, 2004, shall increase on February first of each year, beginning February 1, 1995, by the percentage increase in the Philadelphia area Consumer Price Index or its successor or replacement for the twelve month period ending the prior November 30. The minimum yearly increase shall be 3% and the maximum increase shall be 5%. So if the prior year's inflation is 3% (as measured by the Philadelphia CPI Index), and the base rent is $18.25, then the rent for the year February 1, 1995 to January 31, 1996, shall be $18.80 per square foot.

     Option Rentals for the Leased Space:   The rent during the first year of
the option period shall be the higher of:

         1. The rent herein set forth using the CPI increase from the rent paid in year ten;

         2. The cumulative CPI increase from November, 1993 to November, 2003, and multiplied on the $18.25 base rent, and added thereto.

     The yearly rental during each subsequent year of the option period shall increase over the prior year's rent by an amount equal to the percentage increase in the CPI for the prior twelve month period ending two months before the then current lease year inception date. This percentage increase shall be no less than (3%) three percent in each year and not more than (6%) six percent during the five year option (lease years 11 through 15), provided that the rent increase shall also increase by the pro rata, allocated per square foot, amount of any building operating cost increase above 25% of gross rents.

     Alterations and Improvements:   Tenant is responsible for all alterations
or improvements which tenant wishes to make to the leased premises. However, prior to making any changes or alterations or performing any work on the leased premises, tenant will submit to landlord the full information, plans, and/or specifications of all work which tenant would like to perform. All work is subject to the advance written approval of landlord, although landlord's approval of non-structural work shall not be unreasonably withheld. Landlord is particularly concerned that the existing improvements and appearance be maintained and that any alterations be in keeping with the quality which currently exists.

     Tenant will provide landlord with proper certificates of insurance and will hold landlord completely harmless for all work, injuries to workmen, full payment to all contractors and workmen, and for any other manner of liability for which landlord could or does become liable by reason of any work performed on or about tenant's premises. At the end of the lease term, tenant will return premises to landlord in the same condition as it is at inception of the lease (in addition to alterations approved by landlord), reasonable wear with good maintenance and care, expected.

     Use of Premises:   Tenant is leasing the within premises for use as
headquarters office space and the uses commonly associated therewith. Tenant shall not use these premises for any other purpose without the advance written consent of landlord, which consent landlord shall not be obligated to give. Tenant shall use the premises during normal business. Tenant shall at all times maintain premises in a clean and safe manner and in compliance with all governmental and safety codes, ordinances and common practices and comply at all times with the rules and regulations of landlord for the care, maintenance, use, decoration, and regulation of the premises. Tenant will be liable to landlord for any damage or destruction to premises, whether from fire, accident, or any other cause and, not caused by landlord's negligence. Tenant will make sure that no damage, abuse, misuse, nuisance, or other inappropriate acts are committed on the premises and will immediately repair and restore the premises if any such acts occurs. In the event of failure of tenant to perform such repairs in a speedy and workmanlike manner, within ten days of notice from the landlord, tenant may then be charged for the full cost of such work and arrange for such work to be done. Failure to perform such repairs, and/or to fully reimburse landlord for the cost of such repairs, restoration work, or other related costs incurred by landlord, within ten days of notice by landlord, shall be considered a default under this lease and landlord shall have all remedies provided for in a default.

     Subletting:   Tenant shall not sublet, underlet, give and divide, or
re-lease these premises or any signage thereof to any other party or for any other purpose than stated herein without the advance written consent and within the sole discretion of landlord. The financial strength and history of maintaining their office spaces shall be critical factors in any sublet evaluation by landlord. It is anticipated that in any re-rental, ATX will assign the entirety of its lease to another upscale office space user which will operate this facility in the manner herein described such as through a merger or sale of ATX. If tenant wishes to sublet its leased space, other than as in preceding sentence, landlord shall have the option, but not obligation, to terminate this lease for the space being offered for subletting.

     Inspection and Access to Premises: Landlord shall at all reasonable times have access to leased premises when accompanied by an officer or other available employee (as designated by officer) of tenant for purpose of performing maintenance or repairs, inspections, showing premises to inspectors, appraisers, etc., and for showing premises to prospective tenants if tenant is in default of the lease or does not exercise a renewal option.

     Condemnation or Taking by a Public Authority:   If all or any part of the
within leased premises are condemned for any public purpose, landlord shall not be responsible for any damages or losses suffered by tenant as a result of any condemnation for public purposes. If all of the premises shall be condemned for public purposes then the lease will terminate as of the date of condemnation. If only part of the premises is condemned and the remainder of the premises is reasonably useable for tenant's purpose, then the lease will not be terminated, but the rent and other charges payable thereunder shall equitably abate.

     Casualty or Fire:   Landlord shall not be liable in any way to tenant for
any losses or damages suffered through any casualty or fire or damage to the leased premises. In the event of a partial or total destruction of said premises, the rent herein stated shall be abated as the portion of the premises and for the period of time which those premises cannot be used by the tenant for the purposes herein stated. If landlord is not able to or does not rebuild, repair, or restore the damaged premises to condition that existed before such damage or destruction within a period of nine months from the date of its occurrence, then both tenant and landlord shall each have the option to terminate this lease as of the end of such nine month period or as of the date landlord notifies tenant that such timely restoration will not take place.

     Insurance and Indemnity:   Tenant shall at all times maintain landlord as
an additional insured at no extra cost to landlord, on all liability and umbrella insurance policies which it maintains for the benefit of these premises and furnish landlord with certificate(s) of insurance showing such coverage. Tenant shall maintain no less than $20,000,000 of such public liability policies at all times for the leased premises and for any and all work performed thereon, with landlord as an additional insured at all times on all such policies. Tenant shall be fully liable for all injuries suffered on premises by its employees, customers, visitors, or others.

     Building Operating Costs:   Utilities Tenant to pay all utilities expenses
for all its leased space including all electric, heat, air conditioning, telephone, gas, water and sewer, and any other utilities used on or about the leased premises.

     Cleaning Landlord will be responsible for cleaning the office and common areas.

     Other Building Expenses:   Landlord shall be responsible for all other
building operating expenses, including but not limited to real estate taxes, property insurance, elevators, mechanical equipment, management, etc., except for the utility expenses as above set forth.

     Method of Rental Payment:   Tenant shall pay the yearly rental in twelve
equal advance monthly installments during the term of this lease and all extensions thereof. The rent for May 1994 shall be due no later than May 1, 1994 and each successive monthly payment shall also be due the first day of each calendar month. Tenant shall pay a late fee of five (5) percent on all rents not received by landlord by the fifth day of each month, after written notice of non-payment is received by tenant and a late fee of ten (10) percent on all rents not received by the tenth day of the month, after written notice of non-payment is received by tenant. All rents to be sent to the office of University City Housing Company, 1062 Lancaster Avenue, Rosemont, PA 19010, Suite 617. All checks to be made out to Monument Road Associates.

     Default and Eviction:   Tenant shall be in default under this lease if:

         (a) Tenant fails to pay any sum due under this lease for a period or more than ten (10) days, after written notice of non-payment is received by tenant; or

         (b) Tenant fails to perform in any other term of this lease and such failure continues for more then thirty (30) days after written notice is received by tenant, and the failure by tenant to observe or perform any of the covenants, conditions, or provisions of this lease to be observed or performed by the tenant, where such failure shall continue for a period of thirty (30) days after written notice thereof by landlord to tenant; provided, however, that if the nature of the tenant's default or failure to pay or perform is such that more than thirty (30) days are reasonably required for its cure, then tenant shall not be deemed to be in default if tenant commences such cure within thirty (30) days period and thereafter diligently prosecutes such cure to completion; or

         (c) Tenant files a petition for bankruptcy or has such a petition filed against it and such petition is not dismissed or terminated within sixty
     (60) days.

     In the event of any such default, landlord may at its option either:

         1. Repossess premises and/or file an eviction action upon serving five
     (5) days notice to tenant with or without terminating the lease and relet the premises and apply the rent to amounts owed by tenant; or

         2. Terminate the lease, upon serving tenant five days notice, repossess the premises, and recover from tenant all sums required to be paid up to the time of repossession, together with the value of all other rent required to be paid under the terms of the lease in excess of the reasonable rental value of the premises.

     Signage:   Tenant will be permitted to place their name, ATX, on the
exterior of the building and may also place their name on the building interior, as agreed to by the landlord in a reasonable manner.

GENERAL PROVISIONS:

         (a) Notices.   All notices and demands which may or are to be required
     or permitted to be given by either party to the other hereunder shall be in writing. All notices and demands by the landlord to the tenant shall be sent by United States mail, postage paid, addressed to the tenant at the premises, or to such other places as tenant may be from time to time designated in a notice to the landlord. All notices and demands by the tenant to the landlord shall be sent by United States mail, prepaid postage, addressed to the landlord at the office of the building, or to such other person or place as the landlord may from time to time designate in a notice to the tenant.

         (b) Recordation.   Neither landlord nor tenant shall record this lease
     or a short form memorandum hereof without the prior written consent of the other party, which shall not be withheld unreasonably.

         (c) Quiet Possession.   Upon tenant paying the rent reserved hereunder
     after observing and performing all of the covenants, conditions, and provisions on tenant's part to be observed and performed hereunder, tenant shall have quiet possession of the premises for the entire term hereof, subject to all of the provisions of the lease.

         (d) Prior Agreements.   This lease contains all of the agreements of
     the parties hereto with respect to any matter covered or mentioned in this lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provisions of this lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This lease shall not be effective or binding on any party until fully executed by both parties hereto.

         (e) Subordination, Attornment.   Upon the request of the landlord,
     tenant will in writing subordinate its right hereunder to the lien of any first mortgage or first deed of trust to any bank, insurance company, or other lending institution, now or hereafter in force against the land and building of which the premises are a part, and upon any building hereafter placed upon the land of which the premises are a part and to all advances made or hereafter to be made upon the security thereof.

         In the event any proceedings are bought for the foreclosure or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the landlord covering the premises, tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the landlord under this lease provisions of this article to the contrary notwithstanding, and so long as the tenant is not in default hereunder, this lease shall remain in full force and effect for the full term thereof.

         (f) Security Deposit.   Assuming that tenant alterations to the
     premises will not exceed $40,000, tenant is to give landlord a security deposit of $100,000.00 (one hundred thousand dollars). This money is repayable in full to tenant at lease expiration, provided tenant has returned premises to landlord in substantially the same condition as at lease inception, reasonable wear and tear excepted. Tenant will be liable for any alterations to the premises from lease inception date, that require restoration to approximately prior condition for landlord to reasonably re-rent the premises.

     IN WITNESS WHEREOF, the parties hereto have executed these presents the day and year first above written, and expressly intended to legally bound hereby.

LANDLORD:

/s/ MICHAEL KARP                           /s/ WITNESS
------------------------------------       -----------------------------------------------------
Monument Road Associates                   Witness
Michael Karp, General Partner
TENANT:

/s/ MICHAEL KARP                           /s/ WITNESS
------------------------------------       -----------------------------------------------------
ATX Telecommunications                     Witness
Michael Karp, President